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                                                                   EXHIBIT 21.01

                                 KELLOGG COMPANY
                                  SUBSIDIARIES

NORTH AMERICA
KELLOGG COMPANY SUBSIDIARIES

Argkel, Inc. - Battle Creek, MI
Ensemble Functional Food Company - Battle Creek, MI
Gollek Inc. - Battle Creek, MI
K (China) Limited - Battle Creek, MI
K India Private Limited - Battle Creek, MI
Kashi Company - LaJolla, California
Keeb Canada Inc. - Rexdale, Ontario, Canada
Kelarg, Inc. - Battle Creek, MI
Kellogg (Thailand) Limited - Battle Creek, MI
Kellogg Asia Inc. - Battle Creek, MI
Kellogg Asia Marketing Inc. - Battle Creek, MI
Kellogg Brasil, Inc. - Battle Creek, MI
Kellogg Canada Inc. - Rexdale, Ontario, Canada
Kellogg Caribbean Inc. - Battle Creek, MI
Kellogg Caribbean Services Company, Inc. - Guayabo, Puerto Rico
Kellogg Chile Inc. - Battle Creek, MI
Kellogg Fearn, Inc. - Battle Creek, MI
Kellogg International Holding Co. - Battle Creek, MI
Kellogg Italia S.p.A. - Battle Creek, MI
Kellogg Latvia, Inc. - Battle Creek, MI
Kellogg Talbot Limited -- Battle Creek, MI
Kellogg USA Inc. - Battle Creek, MI
Kellogg's Malaysia Manufacturing SDN. BHD, Kuala Lumpur, Malaysia (subsidiary of Kellogg Canada)
KFSC, Inc.-- Barbados
K-One Inc. - Battle Creek, MI
K-Two Inc. - Battle Creek, MI
McCamly Plaza Hotel Inc. - Battle Creek, MI
Specialty Foods Investment Company (subsidiary of Worthington Foods, Inc.)
The Eggo Company - Battle Creek, MI
Trafford Park Insurance Limited - Bermuda
Worthington Foods, Inc., Worthington, Ohio

KELLOGG USA INC SUBSIDIARIES

Keebler Holding Corporation

KEEBLER HOLDING COMPANY SUBSIDIARIES

Keebler Foods Company

KEEBLER FOODS COMPANY SUBSIDIARIES

Austin Quality Foods, Inc. - Cary, NC
Bdh, Inc. - Cary, NC
Cary Land Corporation -- Cary, NC
Keebler Company - Elmhurst, IL
Shaffer, Clarke & Co., Inc. -- Elmhurst, IL

AUSTIN QUALITY FOODS, INC. SUBSIDIARIES

AQFTM, Inc.

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KEEBLER COMPANY SUBSIDIARIES

Godfrey Transport, Inc. - Indianapolis, Indiana
Illinois Baking Corporation -- Elmhurst, Il
Kellogg IT Services Company
Kellogg North America Company
Kellogg Sales Company

KELLOGG SALES COMPANY SUBSIDIARIES

(D/B/A KELLOGG SNACKS D/B/A KELLOGG'S FOOD AWAY FROM HOME D/B/A AUSTIN QUALITY SALE COMPANY)
Barbara Dee Cookie Company, L.L.C. - Louisville, Ky
Famous Amos Chocolate Chip Cookie Company, L.L.C.
Kashi Sales, L.L.C.
Little Brownie Bakers, L.L.C. - Louisville, Ky
Mother's Cookie Company, L.L.C. - Louisville, Ky
Murray Biscuit Company, L.L.C. - Atlanta, Ga
President Baking Company, L.L.C. - Atlanta, Ga
Specialty Foods, L.L.C.
Sunny Cookie Company, L.L.C.
Sunshine Biscuits, L.L.C. - Elmhurst, Il

ASIA-PACIFIC

KELLOGG COMPANY SUBSIDIARIES

Day Dawn (Aust.) Pty Ltd.---Australia (subsidiary of Kellogg Australia)
Kellogg Asia Sdn. Bhd., Malaysia
Kellogg (Aust.) Pty. Ltd. - Sydney, Australia
Kellogg (Japan) K.K. - Tokyo, Japan
Kellogg (N.Z.) Limited - Auckland, New Zealand (subsidiary of Kellogg Australia) Kellogg (Thailand) Limited - Bangkok,Thailand
Kellogg Australia Holdings Pty Ltd, Pagewood, Australia
Kellogg Company of South Africa (Pty.) Ltd. - Springs, South Africa
Kellogg India Private Limited - Mumbai, India
Kellogg Superannuation Pty. Ltd. - Sydney, Australia (subsidiary of Kellogg Australia)
Nhong Shim Kellogg Co. Ltd. - Seoul, South Korea
The Kellogg Healthy Snak People Pty Limited - Carmahaven, NSW, Australia

EUROPE

KELLOGG COMPANY SUBSIDIARIES

Favorite Food Products Limited - Manchester, England (subsidiary of Kellogg Great Britain) - dormant
Gebrueder Nielsen Reismuehlen und Staerke-Fabrik mit Beschraenkter Haftung - Bremen, - dormant
Gollek B.V. - Amsterdam, The Netherlands
Ggollek One Limited
Kelcone Limited - Aylesbury, England (subsidiary of Kellogg
Great Britain) - dormant
Kelcorn Limited - Manchester, England (subsidiary of Kellogg Great Britain) - dormant
Kelf Limited - Manchester, England
Kellogg (Deutschland) GmbH - Bremen, Germany
Kellogg (Osterreich) GmbH, Vienna, Austria (subsidiary of Kellogg Deutschland) Kellogg (Schweiz) S.a.r.l., Kanton, Zug, Switzerland (subsidiary of Kellogg Deutschland)
Kellogg Company of Great Britain Limited - Manchester, England
Kellogg Company of Ireland, Limited - Dublin, Ireland (subsidiary of Kellogg Great Britain) - dormant
Kellogg Espana, S.R.L. - Valls, Spain (subsidiary of Kellogg Great Britain) -- (subsidiary of Kellogg U.K. Holding Company)
Kellogg Europe Company Limited - Hamilton, Bermuda - (subsidiary of Kellogg Holding Company Limited)
Kellogg Europe Trading Limited - Dublin, Ireland - (subsidiary of Kellogg Lux I S.ar.l)

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Kellogg Group Limited - Manchester, England - (subsidiary of Kellogg Lux III
S.ar.l)
Kellogg Holding Company Limited -Hamilton, Bermuda - (subsidiary of Kellogg International Holding Company)
Kellogg Irish Holding Company Limited - Dublin, Ireland -(subsidiary of Kellogg Lux I S.ar.l)
Kellogg Italia S.p.A. - Milan, Italy - (subsidiary of Kellogg International Holding Company)
Kellogg Lux I S.ar.l -Luxemburg -(subsidiary of Kellogg Europe Company Limited) Kellogg Lux II S.ar.l -Luxemburg - (subsidiary of Kellogg Europe Company Limited)
Kellogg Lux III S.ar.l -Luxemburg -(subsidiary of Kellogg Irish Holding Limited) Kellogg Malta Limited -Valletta, Malta - (subsidiary of Kellogg Lux I S.ar.l) Kellogg Management Services (Europe) Limited - Manchester, England -- (subsidiary of Kellogg UK Holding)
Kellogg Manchester Limited - Manchester, England
Kellogg Manufacturing Espana S.L. - Valls, Spain--(subsidiary of Kellogg Espana
SRL)
Kellogg Manufacturing GmbH & Co. KG--Bremen, Germany--(subsidiary of Kellogg (Deutschland) GmbH)
Kellogg Marketing and Sales Company (UK) Limited - Manchester, England (subsidiary of Kellogg UK Holding)
Kellogg Services GmbH - Bremen, Germany - (subsidiary of Kellogg (Deutschland)
GmbH)
Kellogg Supply Services (Europe) Limited - Manchester, England (subsidiary of Kellogg UK Holding Co)
Kellogg U.K. Holding Company Limited - Manchester, England
Kellogg UK Minor Limited -Manchester, England
Kellogg's Produits Alimentaires, S.A.S. - Rosny, France
Kelmill Limited - Liverpool, England -- (subsidiary of Kellogg Great Britain) - dormant
Kelpac Limited - Manchester, England --(subsidiary of Kellogg Great Britain) - dormant
Nordisk Kellogg's ApS - Copenhagen, Denmark
NK Leasing --Copenhagen, Denmark (subsidiary of Nordisk Kellogg's ApS)
Portable Foods Manufacturing Company Limited - Manchester, England
Reis- und Handels AG Unterstuetzungskasse GmbH - Bremen, Germany (subsidiary of Kellogg Deutschland) dormant
Saragusa Frozen Foods Limited - Manchester, England (subsidiary of Kellogg Great Britain) - dormant

LATIN AMERICA

KELLOGG COMPANY SUBSIDIARIES

Alimentos Kellogg, S.A. - Caracas, Venezuela
CELNASA (La Compania de Cereales Nacionales S.A.), Ecuador
Gollek Argkel, Queretaro, Mexico
Gollek Interamericas, S. de R.L., de C.V.
Gollek Servicios, S.C., Queretaro, Mexico
Gollek, S.A. - Caracas, Venezuela (subsidiary of Alimentos Kellogg) Kellogg Argentina S.A. - Buenos Aires, Argentina
Kellogg Brasil & Cia. - Sao Paulo, Brasil
Kellogg Chile Limited - Santiago, Chile
Kellogg Company Mexico S. de R.L. de C.V.
Kellogg de Centro America, S.A. - Guatemala, Centro America
Kellogg de Colombia, S.A. - Bogota, Colombia
Kellogg de Mexico, S.A. de C.V. - Queretaro, Mexico
Kellogg de Peru, S.A.C., Lima, Peru
Kellogg El Salvador Ltda. de D.V., El Salvador
Servicio Argkel S.C.